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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Bank of Granite Corporation on Form S-4 of our report dated January 24, 2003, appearing in the Annual Report on Form 10-K of Bank of Granite Corporation for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Hickory, North Carolina
April 1, 2003